SCHEDULE
                       AS LAST AMENDED NOVEMBER 10, 2010
                      TO THE INVESTMENT ADVISORY AGREEMENT
                  DATED MAY 31, 2000, AS AMENDED MAY 21, 2001,
        BETWEEN THE ADVISORS' INNER CIRCLE FUND II AND HORIZON ADVISERS

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

         PORTFOLIO                                             FEE
         ---------                                             ---

         Louisiana Tax-Free Income Fund                        0.60%
         Mississippi Tax-Free Income Fund                      0.60%
         Treasury Securities Money Market Fund                 0.40%
         Strategic Income Bond Fund                            0.60%
         Growth Fund                                           0.80%
         Burkenroad Fund                                       0.95%
         Diversified International Fund                        1.00%
         Quantitative Long/Short Fund*                         1.20%

         * The "Management Fee" with respect to the Quantitative Long/Short Fund (the "Fund") is comprised of a basic fee (the "Basic Fee") at the annual rate of 1.20% of the Fund's average daily net assets and a performance adjustment (the "Performance Adjustment") as discussed below.

         A.       CALCULATING THE PERFORMANCE ADJUSTMENT.

         The  Performance  Adjustment  shall  be  calculated  monthly  by:

                  (i) Determining the difference in performance (the "Performance Difference") between the Fund and the S&P Composite 1500 Index (the "Index"), as described in paragraph B;

                  (ii) Using the Performance Difference calculated under paragraph B to determine the Performance Adjustment, as determined in paragraph C and as illustrated in paragraph D; and

                  (iii) Adding the Performance Adjustment to the Basic Fee to determine the Management Fee for the applicable month.

         B.       COMPUTING THE PERFORMANCE DIFFERENCE.

         The Performance Difference is calculated monthly, and is determined by subtracting the performance of the Index from the performance of one Trust Class Share of the Fund over the most recent 12-month period. The performance of one Trust Class Share of the Fund shall be measured by computing the percentage difference, carried to five decimal places, between the net asset value as of the last business day of the performance period selected for comparison and the net asset value of such share as of the last business day of the prior performance period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to five decimal places, between the beginning and ending values of the Index for the comparison performance period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

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         C.       DETERMINING THE PERFORMANCE ADJUSTMENT.

         If the Performance Difference is 2.00% or more, the Basic Fee will be adjusted upward by 0.40%. If the Performance Difference is -2.00% or more, the Basic Fee will be adjusted downward by 0.40%.

         D.       PERFORMANCE ADJUSTMENT EXAMPLES.

         The following examples illustrate the application of the Performance
         Adjustment:

         Example  1  -  Positive  Performance  Adjustment

------------------------------------------------------------------------------------------------------------------------------------
               FOR THE ROLLING            FUND'S INVESTMENT    INDEX'S CUMULATIVE     FUND'S PERFORMANCE RELATIVE
         12-MONTH PERFORMANCE PERIOD         PERFORMANCE           CHANGE                     TO THE INDEX
------------------------------------------------------------------------------------------------------------------------------------
         January 1                             $100.00               100.00
------------------------------------------------------------------------------------------------------------------------------------
         December 31                           $112.00               108.00
------------------------------------------------------------------------------------------------------------------------------------
         Absolute change                      + $12.00               + 8.00
------------------------------------------------------------------------------------------------------------------------------------
         Actual change                         + 12.00%             + 8.00%                      + 4.00%
------------------------------------------------------------------------------------------------------------------------------------

         Based on these assumptions, the Fund calculates the Management Fee rate for the month-ended December 31 as follows:

         o The portion of the Basic Fee rate of 1.20% applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the Basic Fee.

         o The 0.40% rate (adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the Performance Adjustment.

         o The dollar amount of the Performance Adjustment is added to the dollar amount of the Basic Fee, producing the Management Fee.

         Example  2  -  Negative  Performance  Adjustment

------------------------------------------------------------------------------------------------------------------------------------
               FOR THE ROLLING            FUND'S INVESTMENT    INDEX'S CUMULATIVE     FUND'S PERFORMANCE RELATIVE
         12-MONTH PERFORMANCE PERIOD         PERFORMANCE           CHANGE                     TO THE INDEX
------------------------------------------------------------------------------------------------------------------------------------
         January 1                             $100.00               100.00
------------------------------------------------------------------------------------------------------------------------------------
         December 31                           $107.00               110.00
------------------------------------------------------------------------------------------------------------------------------------
         Absolute change                      +  $7.00              + 10.00
------------------------------------------------------------------------------------------------------------------------------------
         Actual change                        +   7.00%             + 10.00%                      - 3.00%
------------------------------------------------------------------------------------------------------------------------------------

         Based on these assumptions, the Fund calculates the Management Fee rate for the month-ended December 31 as follows:

         o The portion of the Basic Fee rate of 1.20% applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the Basic Fee.

         o The 0.40% rate (adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the Performance Adjustment.

         o The dollar amount of the Performance Adjustment is subtracted from the dollar amount of the Basic Fee, producing the Management Fee.

         Example  3  -  No  Performance  Adjustment

------------------------------------------------------------------------------------------------------------------------------------
               FOR THE ROLLING            FUND'S INVESTMENT    INDEX'S CUMULATIVE     FUND'S PERFORMANCE RELATIVE
         12-MONTH PERFORMANCE PERIOD         PERFORMANCE           CHANGE                     TO THE INDEX
------------------------------------------------------------------------------------------------------------------------------------
         January 1                             $100.00               100.00
------------------------------------------------------------------------------------------------------------------------------------
         December 31                           $110.00               109.00
------------------------------------------------------------------------------------------------------------------------------------
         Absolute change                      + $10.00               + 9.00
------------------------------------------------------------------------------------------------------------------------------------
         Actual change                         + 10.00%              + 9.00%                       1.00%
------------------------------------------------------------------------------------------------------------------------------------

         Based on these assumptions, the Fund calculates the Management Fee rate for the month-ended December 31 as follows:

         o The portion of the Basic Fee rate of 1.20% applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the Basic Fee.

         o Since the Performance Difference is not +/- 2.00%, there is no Performance Adjustment.

         E.       PERFORMANCE PERIODS.


         For the period from October 31, 2008 through August 31, 2009, the Adviser will be paid at the Base Rate, without regard to any Performance Adjustment. For the month ending September 30, 2009, the Adviser will begin applying the Performance Adjustment as described herein, based upon the performance of the Fund relative to the performance of the Index during the 12-month period from October 1, 2008 through September 30, 2009. The 12-month comparison period will roll over with each succeeding month, so that it will always equal 12 months, ending with the month for which the Performance Adjustment is being computed.

         F.       CHANGES TO THE "INDEX" OR THE "CLASS".

         The Trustees have initially designated the S&P Composite 1500 Index and the Trust Class Shares as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, to the extent permitted by the 1940 Act, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Trust; and/or (ii) that a different class of shares of the Trust representing interests in the Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to the Adviser, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class of shares (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the performance period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the performance period shall be calculated using the Class of shares previously designated.